AGILE FREIGHT SYSTEM, INC.

                            Financial Statements

                         December 31, 1993 and 1992

                 (With Independent Auditors' Report Thereon)










































                        Independent Auditors' Report







The Stockholders and Board of Directors
Agile Freight System, Inc.:


We have audited the accompanying balance sheets of Agile Freight System, Inc. as of December 31, 1993 and 1992, and the related statements of operations and retained earnings (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Agile Freight System, Inc. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                                       KPMG Peat Marwick, LLP
April 15, 1994

AGILE FREIGHT SYSTEM, INC.
Balance Sheets
December 31, 1993 and 1992
                                                 1993              1992
Assets

Current assets:
  Cash and cash equivalents                    $   92,972        $  102,287
  Trade accounts receivable, less
   allowance for doubtful accounts
   of $4,000 in 1993 and $2,500 in 1992           557,772           436,882
  Other receivables                                89,785           241,705
  Prepaid expenses                                242,975           182,696
                                               ----------        ----------
       Total current assets                       983,504           963,570
                                               ----------        ----------

Property and equipment, at cost:
  Administrative equipment                          2,686             2,686
  Less accumulated depreciation                      (809)             (478)
                                               ----------        ----------
       Net property and equipment                   1,877             2,208
                                               ----------        ----------
       Total Assets                            $  985,381        $  965,778
                                               ==========        ==========
Liabilities and Stockholders' Equity
 (Deficit)

Current liabilities:
  Notes payable to stockholders                $   75,000        $  375,000
  Note payable - affiliate                        300,000                --
  Accounts payable                                553,530           413,756
  Accrued liabilities                              82,917            67,868
                                               ----------        ----------
       Total current liabilities                1,011,447           856,624
                                               ----------        ----------

Stockholders' equity (deficit):
  Common stock, $1 par value.  Authorized
   10,000 shares; issued and outstanding
   1,000 shares                                     1,000             1,000
  Retained earnings (deficit)                     (27,066)          108,154
                                               ----------        ----------
       Total stockholders' equity (deficit)       (26,066)          109,154
                                               ----------        ----------
       Total Liabilities and
        Stockholders' Equity                   $  985,381        $  965,778
                                               ==========        ==========

See accompanying notes to financial statements.

AGILE FREIGHT SYSTEM, INC.
Statements of Operations and Retained Earnings (Deficit)
Years Ended December 31, 1993 and 1992

                                                 1993              1992

Revenue                                        $6,540,226        $6,817,065
Transportation expenses:
  Purchased services                            5,055,810         4,861,738
  Salaries, wages and benefits                    595,111           860,656
  Other                                           633,813           671,214
                                               ----------        ----------
                                                6,284,734         6,393,608
                                               ----------        ----------
     Gross margin                                 255,492           423,457

Indirect expenses:
  Salaries, wages and benefits                    179,771           200,438
  Selling, general and administration              97,226            85,183
  Occupancy and supplies                           70,673            55,022
  Professional services                            14,900            12,100
  State income taxes                                  800             6,007
  Other                                            12,712             7,231
                                               ----------        ----------
                                                  376,082           365,981
                                               ----------        ----------
     Operating income (loss)                     (120,590)           57,476

Nonoperating income (expense):
  Interest income                                     606               772
  Interest expense                                (15,236)          (16,873)
                                               ----------        ----------
                                                  (14,630)          (16,101)
                                               ----------        ----------
     Net income (loss)                           (135,220)           41,375
Retained earnings at beginning of year            108,154            66,779
                                               ----------        ----------
Retained earnings (deficit) at end of year     $  (27,066)       $  108,154
                                               ==========        ==========

See accompanying notes to financial statements.

AGILE FREIGHT SYSTEM, INC.
Statements of Cash Flows
Years Ended December 31, 1993 and 1992
                                                 1993              1992
Cash flows from operating activities:
  Net income (loss)                            $ (135,220)       $   41,375
  Adjustments to reconcile net income
   (loss) to net cash used in operating
   activities:
     Depreciation                                     331               334
     Increase (decrease) in receivables            31,030          (316,677)
     Increase in prepaid expenses                 (60,279)           (8,599)
     Increase in accounts payable
      and accrued liabilities                     154,823           271,840
                                               ----------        ----------
     Net cash used in operating activities         (9,315)          (11,727)
                                               ----------        ----------
Cash used in investing activities -
 purchase of equipment                                 --              (194)
                                               ----------        ----------
       Net decrease in cash and cash
        equivalents                                (9,315)          (11,921)

Cash and cash equivalents at beginning
 of year                                          102,287           114,208
                                               ----------        ----------
Cash and cash equivalents at end of year       $   92,972        $  102,287
                                               ==========        ==========

Supplemental disclosures of cash
 flow information:
  State income taxes paid                      $      800         $   6,500
                                                =========         =========

  Interest paid                                $   15,236         $  16,873
                                               ==========         =========

See accompanying notes to financial statements.

AGILE FREIGHT SYSTEM, INC.
Notes to Financial Statements
Years Ended December 31, 1993 and 1992


(1)  Summary of Significant Accounting Policies
     Nature and Organization of Business


     In February of 1990, Agile Freight System, Inc. (the Company), a Delaware corporation, commenced operations as an irregular route, general commodities motor carrier specializing in transcontinental truck load transportation of merchandise from origin to destination.

     The Company subleases certain revenue equipment it uses in its operations from an affiliated company and obtains a portion of its power equipment from independent contractors.


     Property and Equipment

     Depreciation is provided for using straight-line and accelerated methods over the estimated useful lives of the respective assets, generally five to ten years for equipment.

     Loss and Damage Claims

     Estimated loss and damage claims against the Company are accrued for when incurred.

     Revenue Recognition

     The Company records revenue and corresponding expenses on all freight movements on the date the shipment moves.

     Income Taxes

     Federal income taxes are not reflected in the accompanying financial statements because the revenue and expenses of the Company are reportable in the individual Federal income tax returns of its stockholders, who have made an S corporation election.

     State income taxes are provided for and included in operating expenses in the financial statements for those states in which the Company is subject to state income taxes.

AGILE FREIGHT SYSTEM, INC.
Notes to Financial Statements, Continued


     Statement of Cash Flows

     For the purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and short-term certificates of deposit with original maturities of three months or less, which are recorded at cost.

(2) Related Party Transactions

     Various administrative and management services are performed for the Company by Clipper Exxpress Company (Clipper), an affiliate. The Company paid Clipper approximately $71,000 for these services in 1993 and 1992. The Company received approximately $4,787,000 and $4,762,000 in revenue in 1993 and 1992, respectively, from Clipper for long-haul and local road transportation.

     The Company leases tractor equipment under an operating sublease entered into with Clipper. The remaining lease obligation due under the agreement is approximately $196,000 in 1994, $196,000 in 1995, and $82,000 in 1996.

     Notes payable to stockholders and affiliate are due on demand and bear interest at a variable rate (3.79% at December 31, 1993).